Exhibit 99.1

     Point Therapeutics Reports Fourth Quarter and Fiscal Year 2004 Results

     BOSTON--(BUSINESS WIRE)--March 10, 2005--Point Therapeutics, Inc. (NASDAQ:
POTP) today reported results for the fiscal quarter and twelve months ended December 31, 2004.

     In 2004, Point achieved several important milestones including:

     -- Initiated four Phase 2 clinical trials with Point's lead development compound, talabostat. The four Phase 2 trials involve subjects with:

          -- Advanced non-small cell lung cancer (NSCLC) studying talabostat in combination with docetaxal;

          -- Advanced metastatic melanoma studying talabostat as a single agent;

          -- Advanced metastatic melanoma studying talabostat in combination with cisplatin; and

          -- Advanced chronic lymphocytic leukemia (CLL) studying talabostat in combination with rituximab

     --   Reached positive interim results in the above NSCLC study

     -- Presented Phase 1 clinical data on talabostat at the Americans Society of Clinical Oncology conference in May 2004

     -- Presented Phase 1 clinical and preclinical data on talabostat at the International Society for Biological Therapy of Cancer Conference in November 2004

     -- Presented Phase 1 clinical data on talabostat at the American Society of Hematology conference in December 2004

     -- Published preclinical data on talabostat in article in the journal Cancer Research

     --   Raised $13.5 million in March 2004 in a private placement offering

     --   Filed a $50 million shelf registration statement in December 2004

     "2004 was an outstanding year for Point Therapeutics," said Don Kiepert, President and CEO of Point. "We significantly advanced the clinical development of our lead compound talabostat during the year with our four Phase 2 trials in three different tumor types investigating both combination and monotherapies. Thus far, we have reported positive interim results with two of these trials, the NSCLC trial and more recently, the single agent metastatic melanoma trial. A key corporate objective for 2005 will be to initiate one Phase 3 program for talabostat. In addition to our clinical accomplishments, we completed a $13.5 million private placement in March 2004 and just recently raised $16.4 million in a direct registered stock offering. As 2005 begins, we continue to be excited about the future prospects of the Company."
     In the fourth quarter of 2004, Point reported a net loss of $4,721,000 or $0.26 per share, compared with a net loss of $2,321,000, or $0.16 per share, in the fourth quarter of 2003. For fiscal year 2004, Point reported a net loss of $15,158,000 or $0.87 per share compared with a net loss of $7,727,000 or $0.73 per share for fiscal year 2003.
     Research and development expenses increased to $3,695,000 in the fourth quarter of 2004, from $1,517,000 in the fourth quarter of 2003. For fiscal year 2004, research and development expenses increased to $11,324,000 from $5,361,000 for fiscal year 2003. The increase in research and development costs resulted primarily from increased clinical and related manufacturing costs related to the initiation and on-going expenses of the four Phase 2 talabostat clinical studies. General and administrative expenses increased to $1,084,000 in the fourth quarter of 2004 from $845,000 in the fourth quarter of 2004. For fiscal year 2004, general and administrative costs increased to $3,991,000 from $2,556,000 for fiscal year 2003. The increase in general and administrative expenses resulted primarily from audit and other fees associated with complying with Sarbanes-Oxley Act requirements, increased investor relations activities, and increased external legal and patent costs.
     Point's cash and investment balance as of December 31, 2004 was $13,992,000. Interest income was $58,000 in the fourth quarter of 2004 compared to $22,000 in the fourth quarter of 2003. Interest income was $157,000 for fiscal year 2004 compared to $75,000 for fiscal year 2003. The increase in interest income for both the fourth quarter and fiscal year 2004 was principally due to a higher average cash balance in 2004 compared to 2003.
     On March 4, 2005, Point received $16,425,000 in gross proceeds relating to the sale of 3,650,000 shares of common stock in a private placement. Offsetting these proceeds were costs totaling approximately $1,330,000 relating to the sale and registration of the shares, resulting in net proceeds from the private placement of approximately $15,095,000.

     ABOUT POINT THERAPEUTICS, INC.:

     Point Therapeutics is a Boston-based biopharmaceutical company developing small molecule drugs for a variety of cancers, certain hematopoietic disorders, type 2 diabetes and as vaccine adjuvants. The lead product candidate, talabostat (PT-100), is in Phase 2 clinical trials and is an orally-active small molecule which, through a novel mechanism of action, has the potential to inhibit the growth of malignant tumors and to reconstitute the hematopoietic system.

     In 2004, Point initiated four Phase 2 clinical studies in three different tumor types. These studies include evaluating talabostat in combination with Taxotere(R) in advanced non-small cell lung cancer, as a single agent and in combination with cisplatin in advanced metastatic melanoma, and in combination with rituximab in subjects with advanced chronic lymphocytic leukemia. Point is also developing talabostat as a potential therapy for the treatment of hematopoietic disorders caused by chemotherapy treatments. The Company's portfolio also includes two compounds in preclinical development - PT-630 for type 2 diabetes, and PT-510 as a vaccine adjuvant.

     Certain statements contained herein are not strictly historical and are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. This information includes statements on the prospects for our drug development activities and results of operations based on our current expectations, such as statements regarding certain milestones with respect to our clinical program and our product candidates. Forward-looking statements are statements that are not historical facts, and can be identified by, among other things, the use of forward-looking language, such as "believes," "expects," "may," "will," "should," "seeks," "plans," "schedule to," "anticipates" or "intends" or the negative of those terms, or other variations of those terms of comparable language, or by discussions of strategy or intentions. A number of important factors could cause actual results to differ materially from those projected or suggested in the forward looking statement, including, but not limited to, the ability of Point to (i) successfully develop and manufacture products, (ii) obtain external funding to finance, (iii) the operations obtain the necessary regulatory approvals, and (iv) obtain and enforce intellectual property rights, as well as the risk factors described in Point's Prospectus Supplement filed with the Securities and Exchange Commission on March 1, 2005, and from time to time in Point's other reports filed with the Securities and Exchange Commission.


                       POINT THERAPEUTICS, INC.
                     (A Development Stage Company)
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                      Three months ended         Twelve months ended
                          December 31,               December 31,
                      2004         2003           2004        2003
                  ------------ ------------  ------------- -----------
REVENUES
License revenue        $   -       $18,891          $  -     $115,041
Sponsored research
revenue                    -             -             -            -
                  ------------ ------------  ------------- -----------
Total
revenues                   -        18,891             -      115,041
                  ------------ ------------  ------------- -----------


OPERATING EXPENSES
Research and
 development       3,695,359     1,516,527    11,324,245    5,360,710
General and
 administrative    1,083,910       845,408     3,990,663    2,556,435
                  ------------ ------------  ------------- -----------
Total operating
expenses           4,779,269     2,361,935    15,314,908    7,917,145
                  ------------ ------------  ------------- -----------

Net loss from
 operations       (4,779,269)   (2,343,044)  (15,314,908)  (7,802,104)
                  ------------ ------------  ------------- -----------

Interest income       57,921        21,954       156,840       75,332
Interest expense           -             -             -            -
                  ------------ ------------  ------------- -----------
Net loss         $(4,721,348)  $(2,321,090) $(15,158,068) $(7,726,772)
                  ============ ============  ============= ===========

Basic and diluted
net loss per
 common share         $(0.26)       $(0.16)       $(0.87)      $(0.73)
                  ============ ============  ============= ===========
Basic and diluted
 weighted average
 common shares
 outstanding      18,257,836    14,754,017    17,471,266   10,656,577
                  ============ ============  ============= ===========

                                Period from
                              September 3, 1996
                             (Date of Inception)
                                   through
                             December 31, 2004
                              ------------------

 REVENUES
 License revenue                   $5,115,041
 Sponsored research
 revenue                            2,400,000
                                  -----------
 Total revenues                     7,515,041
                                  -----------

OPERATING EXPENSES
   Research and
    development                    32,223,395
   General and
    administrative                 16,042,776
                                  -----------
Total operating
expenses                           48,266,171
                                  -----------

Net loss from
 operations                       (40,751,130)
                                -------------

Interest income                     1,139,352
Interest expense                      (82,652)
                                -------------
Net loss                          (39,694,430)
                                =============


                      POINT THERAPEUTICS, INC.
                     (A Development Stage Company)
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                              (UNAUDITED)

                                             December 31, December 31,
                                                 2004         2003
                                             ------------ ------------
ASSETS
Cash, cash equivalents and marketable
 securities                                  $13,991,994  $14,142,272
Property and equipment, net                      205,323      243,056
Other assets                                     298,758      451,314
                                             ------------ ------------

Total assets                                 $14,496,075  $14,836,642
                                             ============ ============



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                           $2,397,814     $928,232
Other liabilities                                 47,604       52,367
Total stockholders' equity                    12,050,657   13,856,043
                                             ------------ ------------

Total liabilities and stockholders' equity   $14,496,075  $14,836,642
                                             ============ ============


     CONTACT: Point Therapeutics, Inc.
              Richard N. Small, 617-933-2136
              or
              Investor Relations:
              The Trout Group
              Ritu Baral, 212-477-9007 ext. 25